Exhibit 99.6

MITTAL STEEL COMPANY N.V.’S U.S. OFFER FOR ARCELOR SECURITIES

FORM OF ACCEPTANCE

TO TENDER CONVERTIBLE BONDS OF ARCELOR S.A. IN THE U.S. OFFER MADE BY MITTAL

STEEL COMPANY N.V.

Mittal Steel Company N.V. (“Mittal Steel”) is offering (the “Offer”) to acquire all shares of common stock of Arcelor S.A. (“Arcelor”) issued as of February 6, 2006, or issued prior to expiration of the initial acceptance period (or any subsequent offering period, as described in the U.S. Prospectus, as defined herein), upon conversion of Convertible Bonds, as defined herein, or upon exercise of Arcelor stock options granted prior to February 6, 2006, or in exchange for Usinor shares issued upon the exercise of Usinor stock options granted prior to February 6, 2006, and such other shares to which Mittal Steel may extend the Offer as described in its U.S. prospectus, dated [•], 2006 (the “U.S. Prospectus”) (all such shares, the “Arcelor Shares”); all Arcelor American Depositary Shares (“Arcelor ADSs”) (each Arcelor ADS representing one share of common stock of Arcelor) that represent Arcelor Shares; and all convertible bonds, known as OCEANEs, of Arcelor issued in June 2002 and maturing on June 27, 2017 outstanding on February 6, 2006 (the “Convertible Bonds”).

Mittal Steel is conducting the Offer through two separate offers: an offer open to all holders of Arcelor Shares and Convertible Bonds who are U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended) and to all holders of Arcelor ADSs, wherever located (the “U.S. Offer”); and an offer open to (i) holders of Arcelor Shares and Convertible Bonds who are located in Belgium, France, Luxembourg and Spain and (ii) holders of Arcelor Shares and Convertible Bonds who are located outside of Belguim, France, Luxembourg, Spain, Japan, The Netherlands and the United States to the extent that such holders may participate in such offer pursuant to applicable local laws and regulations (the “European Offer”). The U.S. Offer and the European Offer have identical terms and conditions other than the date of commencement and the duration of the initial acceptance period. The U.S. Offer is being made by means of the U.S. Prospectus. All capitalized terms not otherwise defined herein have the definitions assigned to them in the U.S. Prospectus.

The undersigned hereby acknowledges that the offer made by Mittal Steel for the Convertible Bonds is as follows:

•	A mixed cash and exchange offer pursuant to which the undersigned shall receive 1 new Mittal Steel class A common share and €12.92 in cash for each Convertible Bond tendered.

Fractional Shares. In tendering Convertible Bonds, the undersigned acknowledges that if the number of Convertible Bonds tendered does not entitle the undersigned to receive a round number of Mittal Steel class A common shares, the undersigned will receive cash in an amount equal to the product of the fraction of the Mittal Steel class A common share to which the undersigned would be entitled and the average sale price per Mittal Steel class A common share realized on the market as described in the U.S.Prospectus.

Validity of Transfers. In tendering Convertible Bonds in the U.S. Offer, the undersigned represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer its Convertible Bonds and that the undersigned tenders good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and the same will not be subject to any adverse claim.

Transaction Costs. The undersigned understands that, in the event that the U.S. Offer is withdrawn, Mittal Steel will reimburse all reasonable expenses incurred by holders of Convertible Bonds for the purpose of tendering Convertible Bonds in the U.S. Offer.

Restrictions. The undersigned acknowledges that the U.S. Offer is only being made to U.S. holders of Arcelor Shares and Convertible Bonds and to all holders of Arcelor ADSs wherever they reside, and that this U.S. Offer Form of Acceptance may only be used by U.S. holders of Convertible Bonds to tender those Convertible Bonds into the U.S. Offer. Tenders of Convertible Bonds may not be made by U.S. holders of Convertible Bonds until the U.S. Offer has commenced. Tenders of Arcelor ADSs may be made pursuant to the procedures set out in the U.S. Prospectus and the ADS Letter of Transmittal relating to the U.S. Offer, and only by means of the ADS Letter of Transmittal. U.S. holders of Arcelor Shares may tender their Arcelor Shares only by means of a U.S. Offer Form of Acceptance for Arcelor Shares. The undersigned hereby represents and warrants that the undersigned is a U.S. holder (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended) and is able to tender its Convertible Bonds in the U.S. Offer under the applicable laws and regulations of the jurisdiction in which the undersigned is located. European holders of Convertible Bonds may not tender their Convertible Bonds by means of this acceptance form in the U.S. Offer. Instead, such holders must tender their Convertible Bonds in the European Offer being made by Mittal Steel concurrently with the U.S. Offer.

Offer Document. The undersigned also represents that the undersigned is aware of the terms and conditions of the U.S. Offer as described in the U.S. Prospectus.

ACCEPTANCE FORM FOR THE TENDER OF ARCELOR S.A. CONVERTIBLE BONDS IN THE

U.S. OFFER MADE BY MITTAL STEEL COMPANY N.V.

THIS ACCEPTANCE FORM MUST BE FILED WITH YOUR FINANCIAL INTERMEDIARY

ON OR BEFORE [•], 2006

Name of Holder of Convertible Bonds:

______________________________________________________________________________________________________

Address (include ZIP code):

______________________________________________________________________________________________________

Hereby instructs and gives full power of attorney to:

Financial intermediary with which Convertible Bonds are deposited:

_______________________________________________________________________________________________________

Securities Account Number:

_______________________________________________________________________________________________________

to tender, sell, assign and transfer on behalf of the undersigned the following number of Convertible Bonds in the mixed cash and exchange offer as follows:

________________________________________________________________________________________________________

to credit the cash consideration to the following account:

_________________________________________________________________________________________________________

to credit the new Mittal Steel class A common shares to the following securities account (if different from the one mentioned above):

__________________________________________________________________________________________________________

Date:

Signature of Holder:

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